Consent of Independent Auditors

We consent to the incorporation by reference in the following registration statements of our report dated April 10, 1998, with respect to the financial statements of Global Med Technologies, Inc. included in this Form 10-KSB for the year ended December 31, 1998.

1. Registration Statement on Form S-8 (No. 333-28155) pertaining to the registration of 1,234,279 shares of Global Med Technologies, Inc. stock dated May 30, 1997 for the Amended and Restated Option Plan.

2. Registration Statement on Form S-8 (No. 333-39193) pertaining to the registration of 100,000 shares of Global Med Technologies, Inc. stock dated October 31, 1997 for the 1997 Employee Stock Compensation Plan.

3. Registration Statement on Form S-8 (No. 333-45031) pertaining to the registration of 965,721 shares of Global Med Technologies, Inc. stock dated January 27, 1998 for the Second Amended and Restated Stock Option Plan.

4. Registration Statement on Form S-8 (No. 333-69851) pertaining to the registration of 100,000 shares of Global Med Technologies, Inc. stock dated December 29, 1998 for the 1997 Employee Stock Compensation Plan.


                                                 /s/ Ernst & Young LLP

Denver, Colorado
April 14, 1999